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                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant            [X]
Filed by a party other than the registrant           [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement       [ ] Confidential, for use of the
                                           Commission Only (as permitted
                                           by Rule 14a6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials   [X] Soliciting Material Under Rule 14a-12

                               GA Financial, Inc..
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(Name of Registrant as Specified in Its Charter)


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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: N/A
                                                                             ---

         (2) Aggregate number of securities to which transaction applies:  N/A
                                                                           ---

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              N/A

         (4) Proposed maximum aggregate value of transaction:      N/A
                                                              ---------------

         (5) Total fee paid:      N/A
                             ----------------


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount previously paid:           N/A
                                      --------------------

          (2) Form, Schedule or Registration Statement No.:      N/A
                                                            ----------------

         (4) Date Filed:       N/A
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                                  NEWS RELEASE

Contact:
Todd L. Cover, President and Chief Operating Officer
James V. Dionise, Executive Vice President and Chief Financial Officer
Tel:  412-882-9946
Fax:  412-882-8580
www.greatamericanfederal.com


FOR IMMEDIATE RELEASE

GA FINANCIAL, INC. ANNOUNCES MERGER WITH FIRST COMMONWEALTH FINANCIAL CORP.
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PITTSBURGH, PA, December 12, 2003 - GA Financial, Inc. (AMEX: GAF) (the
"Company"), the parent company of Great American Federal, announced today the execution of a definitive agreement under which GA Financial, Inc. and Great American Federal would merge into First Commonwealth Financial Corporation and First Commonwealth Bank, respectively. Under terms of the agreement, the shareholders of GA Financial, Inc. (GAF) can elect to receive $35.00 in cash or an equivalent value of First Commonwealth common stock for each GAF share owned, subject to proration as provided in the definitive agreement to ensure that 40% of the aggregate merger consideration will be paid in cash and 60% in First Commonwealth common stock. Common stock received by GAF shareholders is expected to qualify as a tax-free exchange.

The transaction was unanimously approved by the Board of Directors of both organizations. The transaction is subject to all required regulatory approvals and the approval by GAF shareholders, and is expected to be completed by mid-year 2004. First Commonwealth believes that the transaction will be immediately accretive to earnings.

John M. Kish, Chairman and Chief Executive Officer of GAF, stated, "We are pleased to be joining one of the premier financial services companies in Pennsylvania. This transaction provides our shareholders with significant immediate value as well as the opportunity to participate as shareholders in a significantly larger institution. The merger also improves our ability to serve our customers and expands career opportunities for our employees. We consider this a good transaction for our shareholders and our other constituencies."

Joseph E. O'Dell, President and Chief Executive Officer of First Commonwealth, stated, "We are excited with the opportunity to further expand our presence in the Pittsburgh market. The GAF markets provide us a second step to our in-market growth strategy and the results of the transaction will provide substantial growth opportunities."

GA Financial, Inc. is the parent company of Great American Federal with total assets of $883 million, deposits of $545 million, and equity of nearly $95 million at September 30, 2003. Great American Federal has 12 full service offices in Allegheny County.


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First Commonwealth Financial Corporation, headquartered in Indiana,
Pennsylvania, is a $5.2 billion bank holding company including recently acquired Pittsburgh Financial Corp. offering a full array of financial services, operating through First Commonwealth Bank in 17 counties in western and central Pennsylvania. Financial services and insurance products are also provided through First Commonwealth Trust Company, First Commonwealth Financial Advisors, and First Commonwealth Insurance Agency. Data processing and support services are offered through First Commonwealth Systems Corporation and First Commonwealth Professional Resources, Inc.

The proposed merger will be submitted to GAF's shareholders for their consideration. First Commonwealth and GAF will file a registration statement, which will include a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. BEFORE MAKING ANY DECISION REGARDING THE MERGER, SHAREHOLDERS OF GAF ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about First Commonwealth and GAF, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to the Secretary of First Commonwealth, First Commonwealth Financial Corporation, Old Courthouse Square, 22 North Sixth Street, P.O. Box 400, Indiana, PA 15701-0400, (724) 349-7220, or to the Secretary of GA Financial, Inc., 4750 Clairton Boulevard, Pittsburgh, PA 15236, (412) 882-9946.

GAF and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of GAF in connection with the merger. Information about the directors and executive officers of GAF and their ownership of GAF common stock is set forth in the proxy statement, dated March 17, 2003, for GAF's 2003 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement/prospectus regarding the proposed merger when it becomes available.

Statements contained in this press release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to the expected impact of the merger on First Commonwealth earnings and the expected closing date of the merger. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimates results, including, without limitation, the satisfaction of all conditions to the merger, including receipt of all required regulatory approvals and the receipt of GAF stockholder approval, and First Commonwealth's ability to successfully integrate Great American Federal into First Commonwealth Bank and to achieve the desired cost savings on a timely basis. Additional risks and uncertainties are detailed in First Commonwealth's filings with the Securities and Exchange Commission.